UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Notes Offering

On November 13, 2025, CleanSpark, Inc. (the “Company”) completed its previously announced private offering of 0.00% Convertible Senior Notes due 2032 (“notes”). The notes were sold under a purchase agreement, dated as of November 10, 2025, entered into by and between the Company and Cantor Fitzgerald & Co., as representative of the several initial purchasers named therein (the “Initial Purchasers”), to the Initial Purchasers for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of notes sold in the offering was $1,150,000,000. The notes are senior unsecured obligations of the Company and are not guaranteed by any of the Company's subsidiaries.

The notes were issued at a price equal to 100% of their principal amount. The net proceeds to the Company from the sale of the notes were approximately $1.13 billion, after deducting the Initial Purchasers’ discounts and estimated expenses payable by the Company.

The Company has used approximately $460.0 million to repurchase shares of its common stock from investors in the notes and intends to use the remaining net proceeds for the expansion of the Company’s power and land portfolio, the development of data center infrastructure, the repayment of outstanding bitcoin-backed line of credit balances and general corporate purposes.

Indenture and the Notes

On November 13, 2025, the Company entered into an indenture (the “Indenture”) with respect to the notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes will not bear regular interest, and the principal amount of the notes will not accrete. The Company may pay special interest, if any, at its election as the sole remedy for failure to comply with its reporting obligations and under certain other circumstances, each pursuant to the Indenture. Special interest, if any, on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026 (if and to the extent that special interest is then payable on the notes). The notes will mature on February 15, 2032, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are convertible into shares of the Company’s common stock at an initial conversion rate of 52.1832 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $19.16 per share of common stock). The conversion rate is subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the conversion rate will increase for a holder that elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to August 15, 2031, the notes are convertible only upon the occurrence of certain events. On or after August 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert all or any portion of their notes at any time. Upon conversion of the notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election.

Prior to February 20, 2029, the Company may not redeem the notes. The Company may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after February 20, 2029, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect on each of at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid special interest, if any, on, all the outstanding notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2 hereto and are hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company will settle conversions of the notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the notes nor the underlying shares of the Company’s common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Item 8.01 Other Events.

On November 13, 2025, the Company issued a press release announcing the closing of the notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements regarding the anticipated use of proceeds of the notes. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of the Company’s management and are inherently subject to a number of factors, risks, uncertainties, and assumptions and their potential effects. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this Current Report on Form 8-K may be found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024, March 31, 2025 and June 30, 2025, the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2025, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Forward-looking statements contained herein are made only as to the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 13, 2025, between CleanSpark, Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to the 0.00% Convertible Senior Notes due 2032.
4.2	Form of note representing the 0.00% Convertible Senior Notes due 2032 (included as Exhibit A to Exhibit 4.1).
99.1	Press Release, dated November 13, 2025, announcing the closure of the offering.
104	Cover Page Interactive Data File (embedded within the Inline XRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	November 13, 2025	By:	/s/ S. Matthew Schultz
Name: S. Matthew Schultz Title: Chief Executive Officer